Exhibit 10.1

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of February 23, 2026 (the “Agreement”), is by and among CECO Environmental Corp., a Delaware corporation (“Parent”), Thermon Group Holdings, Inc., a Delaware corporation (the “Company”), and the holder of the Securities (as defined below) set forth on Schedule A hereto (the “Holder”).

W I T N E S S E T H:

WHEREAS, Parent, Longhorn Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub Inc.”), Longhorn Merger Sub LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent (“Merger Sub LLC”), and the Company are entering into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented in accordance with its terms from time to time, the “Merger Agreement”) providing for, among other things, (i) the merger of Merger Sub Inc. with and into the Company (the “First Merger”), with the Company continuing as the surviving entity, and (ii) immediately following the First Merger, the merger of the Company with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity (the “Second Merger” and together with the First Merger, the “Mergers”), in each case, on the terms and subject to the conditions of the Merger Agreement;

WHEREAS, the Holder is the Beneficial Owner (as defined below) of the number of shares of common stock, par value $0.01 per share, of Parent (the “Parent Common Stock”) set forth opposite the Holder’s name on Schedule A hereto (collectively, the “Securities”);

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and an inducement to Parent and the Company entering into the Merger Agreement, the Holder is entering into this Agreement with respect to the Securities; and

WHEREAS, Parent and the Company desire that the Holder agree, and the Holder is willing to agree, among other things, subject to the limitations herein, not to Transfer (as defined below) any of such Holder’s Securities, and to vote such Holder’s Securities in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

Article I
GENERAL

1.1         Definitions. This Agreement is one of the “Voting Agreements” as defined in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

“Beneficial Owners” shall mean persons who Beneficially Own the referenced securities.

“Transfer” means any direct or indirect sale, lease, assignment, exchange, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other similar transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any direct or indirect sale, lease, assignment, exchange, encumbrance, loan, pledge, grant of security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), of or in any Securities Beneficially Owned by Holder; provided that Transfer shall not include, where the Holder is an entity, any direct or indirect transfer of equity or other interests in the Holder by such Holder’s equityholders; provided, further, that an assignment by the Holder in compliance with Section 6.16 shall not be deemed a Transfer hereunder.

Article II
AGREEMENT TO RETAIN SECURITIES

2.1         Transfer and Encumbrance of Securities.

(a)          From the date hereof until the Termination Date (as defined below), the Holder shall not, with respect to any Securities Beneficially Owned by the Holder, (i) Transfer any such Securities, or (ii) deposit any such Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Securities (other than this Agreement) or grant any proxy or power of attorney with respect thereto, in each case except as expressly permitted herein, in any duly authorized amendment hereto or pursuant to an agreement entered into with, and for the benefit of, Parent and the Company.

(b)          Notwithstanding Section 2.1(a), the Holder may (i) Transfer Securities to one or more affiliates if, as a condition to such Transfer, the recipient agrees in writing, in form and substance reasonably satisfactory to the Company and Parent, to be bound by this Agreement and delivers a copy of such executed written agreement to Parent and the Company prior to the consummation of such Transfer, (ii) Transfer Securities with the prior written consent of Parent and the Company or (iii) enter into any swap, forward, loan or any other agreement, transaction or series of transactions with respect to any Securities, so long as such arrangements do not impede, interfere with or delay the performance by the Holder of such Holder’s obligations under this Agreement.

2.2         Additional Purchases; Adjustments. The Holder agrees that any additional equity securities (or any right or interest therein) of Parent that the Holder purchases or otherwise acquires or with respect to which the Holder otherwise acquires voting power after the execution of this Agreement and prior to the Termination Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Securities as of the date hereof. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the equity securities of Parent affecting the Securities, the terms of this Agreement shall apply to the resulting equity securities.

2.3         Unpermitted Transfers; Involuntary Transfers. Any Transfer or attempted Transfer of any Securities in violation of this Article II shall, to the fullest extent permitted by Law, be null and void ab initio and of no force and effect. In furtherance of the foregoing, the Holder hereby authorizes and instructs Parent to instruct its transfer agent to enter a stop transfer order to prevent any Transfer of any of the Securities in violation of this Agreement. If any involuntary Transfer of any of the Holder’s Securities shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

Article III
VOTING

3.1         Agreement to Vote. Prior to the Termination Date, the Holder irrevocably and unconditionally agrees that the Holder shall, at any meeting of the stockholders of Parent (whether annual or special and whether or not an adjourned or postponed meeting), however called, appear at such meeting or otherwise cause the Securities to be counted as present thereat for the purpose of establishing a quorum and vote, or cause to be voted at such meeting, in each case, to the fullest extent that Holder’s Securities are entitled to vote thereon, all Securities (a) in favor of the approval of the Stock Issuance and any other proposal considered and voted upon by the Parent Stockholders at any Parent Stockholders Meeting necessary for consummation of the transactions contemplated by the Merger Agreement, including the Mergers; (b) against any Parent Acquisition Proposal; (c) against any reorganization, recapitalization, dissolution, liquidation or winding up of Parent or any of its Subsidiaries; and (d) against any action, proposal or agreement that would reasonably be expected to (i) result in a breach of any covenant, representation or warranty of the Parent Parties under the Merger Agreement, in each case, in any material respect, or (ii) prevent or materially delay or adversely affect the consummation of the Mergers. Notwithstanding anything herein to the contrary in this Agreement, this Section 3.1 shall not require the Holder to be present (in person or by proxy) or vote (or cause to be voted) any of the Securities to amend, modify or waive any provision of the Merger Agreement in a manner that increases the amount or changes the form of the Merger Consideration payable, extends the Outside Date or otherwise adversely affects the Holder (solely in its capacity as such) in any material respect. Notwithstanding anything to the contrary in this Agreement, the Holder shall remain free to vote (or execute consents or proxies with respect to) the Securities with respect to any matter other than as set forth in this Section 3.1 in any manner the Holder deems appropriate.

3.2         Irrevocable Proxy. Subject to the final sentence of Section 3.1, prior to the Termination Date, solely in the event of a failure by the Holder to act in accordance with the Holder’s obligations as to voting pursuant to Section 3.1 no later than the third Business Day prior to any meeting at which the stockholders of Parent will consider and vote on any of the matters described in Section 3.1, the Holder hereby irrevocably grants to, and appoints, the Company, and any individual designated in writing by the Company, and each of them individually, as the Holder’s proxy and attorney-in-fact (with full power of substitution and including for purposes of Section 212 of the DGCL), for and in the name, place and stead of the Holder, to vote the Securities, or grant a consent or approval in respect of the Securities, in a manner consistent with this Agreement. The Holder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Holder’s execution and delivery of this Agreement. The Holder hereby affirms that the irrevocable proxy set forth in this Section 3.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Holder under this Agreement. The Holder will take such further action or execute such other instruments as may be reasonably necessary (in the Company’s reasonable discretion) to effect the intent of this proxy. The Holder intends this proxy to be irrevocable during the term of this Agreement prior to the Termination Date and coupled with an interest. Notwithstanding the foregoing, the proxy and appointment granted hereby shall be automatically revoked, without any action by the Holder, upon the Termination Date and the Company may further terminate this proxy at any time at its sole discretion by written notice to the Holder.

Article IV
ADDITIONAL AGREEMENTS

4.1         Further Assurances. The Holder agrees that from and after the date hereof and until the Termination Date, the Holder shall not, and shall cause the Holder’s controlled affiliates not to, take any action that would reasonably be expected to materially adversely affect or materially delay the ability to perform the Holder’s covenants and agreements under this Agreement.

4.2         Fiduciary Duties. The Holder is entering into this Agreement solely in the Holder’s capacity as the record or Beneficial Owner of the Securities and nothing herein is intended to or shall limit or affect any actions taken by the Holder or any of the Holder’s designees serving in his or her capacity as a director or officer of Parent or a Subsidiary of Parent. The taking of any actions (or failures to act) by the Holder or any of Holder’s designees serving as a director or officer of Parent or a Subsidiary of Parent (in such capacity as a director or officer) shall not be deemed to constitute a breach of this Agreement.

Article V
REPRESENTATIONS AND WARRANTIES OF HOLDER

5.1         Representations and Warranties. The Holder hereby represents and warrants to Parent and the Company as follows:

(a)          Ownership; Voting Power. As of the date of this Agreement, (i) the Holder has, with respect to the Securities, Beneficial Ownership of and good and valid title to such Securities, (ii) the Securities constitute all of the shares of Parent Common Stock Beneficially Owned by the Holder as of the date hereof, (iii) other than this Agreement or arising under or pursuant to the Parent Organizational Documents, (A) there are no agreements or arrangements of any kind, contingent or otherwise, to which the Holder is a party obligating the Holder to Transfer or cause to be Transferred to any person any of the Securities, (B) no person has any contractual or other right or obligation to purchase or otherwise acquire any of the Securities and (C) the Holder has sole voting power, sole power of disposition, sole power to Transfer, sole power to issue instructions with respect to the matters set forth herein and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Securities, except for applicable state and federal securities Laws.

(b)          Organization; Authority. If the Holder is an entity, the Holder is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. The Holder has full power, authority, and if an individual, full legal capacity, and is duly authorized to, make, enter into and carry out the terms of this Agreement and to perform the Holder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by the Holder and (assuming due authorization, execution and delivery by the Company and Parent) constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity), and no other action is necessary to authorize the execution and delivery by the Holder or the performance of the Holder’s obligations hereunder.

(c)          No Violation. The execution, delivery and performance by the Holder of this Agreement will not (i) violate any provision of any Law applicable to the Holder, including any order, judgment or decree applicable to the Holder; or (ii) conflict with, or result in a breach or default under, any agreement or instrument to which the Holder is a party or any term or, where the Holder is an entity, condition of the Holder’s certificate of incorporation, bylaws, certificate of formation, limited liability company agreement, trust agreement, or comparable organizational documents, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Holder’s ability to satisfy the Holder’s obligations hereunder.

(d)          Consents and Approvals. The execution and delivery by the Holder of this Agreement, and the performance of the Holder’s obligations hereunder, does not require the Holder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or Governmental Entity, except such filings and authorizations as may be required under applicable Law (including the Exchange Act).

(e)          Absence of Litigation. To the knowledge of the Holder, as of the date hereof, there is no proceeding pending against, or threatened in writing against the Holder that would reasonably be expected to prevent the performance by the Holder of the Holder’s obligations under this Agreement.

(f)          Absence of Other Voting Agreements. As of the date hereof, except as set forth herein, none of the Securities is subject to any (i) voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case, that is inconsistent with or would result in a violation or breach of this Agreement or (ii) pledge agreement pursuant to which the Holder does not retain sole and exclusive voting rights with respect to the Securities subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.

Article VI
MISCELLANEOUS

6.1         No Solicitation. Subject in all cases to Section 4.2, until the earlier of the Effective Time and the date the Merger Agreement is terminated in accordance with its terms, the Holder agrees that the Holder will not, and will cause the Holder’s controlled affiliates not to, and will use reasonable best efforts to cause the Holder’s Representatives acting on the Holder’s behalf not to, directly or indirectly, take any action that would be a breach of Section 5.3(a) of the Merger Agreement (without giving effect to any amendment or modification thereto after the date hereof) to the extent that any of Parent or its Subsidiaries or their respective Representatives are prohibited from taking such action pursuant to Section 5.3 of the Merger Agreement. Notwithstanding the foregoing, to the extent Parent complies with its obligations under Section 5.3 of the Merger Agreement and participates in discussions or negotiations with a person regarding a Parent Acquisition Proposal, the Holder and/or any of the Holder’s controlled affiliates and/or the Holder’s and his Representatives may engage in discussions or negotiations with such person to the extent that Parent can act under Section 5.3 of the Merger Agreement.

6.2         Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement may only be brought against, the individuals or entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to each party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, manager, officer, employee, incorporator, member, partner, equityholder, affiliate, agent, attorney, advisor, consultant or Representative or affiliate of any of the foregoing (each, a “Holder Related Party”) shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of or made under this Agreement or in respect of any oral representations made or alleged to have been made in connection herewith (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated by this Agreement; provided, however, that for the avoidance of doubt, nothing contained in this Section 6.2 shall be deemed to limit or otherwise modify the liability of any of the Parent Parties or the Company under the Merger Agreement. Parent and the Company acknowledge that neither the Holder nor any Holder Related Party has made, and neither Parent nor the Company has relied upon, any representation related to the matters contemplated by this Agreement, except as set forth in Article V.

6.3         No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or the Company any direct or indirect ownership or incidence of ownership of or with respect to the Securities. All rights, ownership and economic benefits of and relating to the Securities shall remain vested in and belong to the Holder, and neither Parent nor the Company shall have any authority to exercise any power or authority to direct the Holder in the voting or disposition of any Securities, except pursuant to Section 3.2 and as otherwise expressly provided herein.

6.4         Disclosure. The Holder consents to and authorizes the publication and disclosure by the Company and Parent of the Holder’s identity and holding of Securities and the terms of this Agreement (including, for avoidance of doubt, the disclosure of this Agreement), in any press release, the Form S-4, including the Joint Proxy Statement, as applicable, and any other disclosure document required by applicable Law to be filed with the SEC or other Governmental Entity in connection with the Merger Agreement, the Mergers and the transactions contemplated by the Merger Agreement.

6.5         Termination. This Agreement shall terminate at the earlier of (a) the date the Merger Agreement is terminated in accordance with its terms, (b) the Effective Time, (c) the date the Parent Stockholder Approval is obtained, (d) the occurrence of a Parent Adverse Recommendation Change, or (e) the date on which the Merger Agreement is amended in a manner that increases the amount or changes the form of the Merger Consideration payable, extends the Outside Date or otherwise adversely affects such Holder of Parent (solely in its capacity as such) in any material respect, in each case, without the written consent of the Holder (which consent may be denied by the Holder in his sole discretion) (such date, the “Termination Date”). Neither the provisions of this Section 6.5 nor the termination of this Agreement shall relieve any party hereto from any liability of such party for Willful and Material Breach prior to such termination. For purposes hereof, “Willful and Material Breach” shall mean, with respect to any representation, warranty, covenant or agreement of a party in this Agreement, an action or omission by such party that such party intended to take or not take that is in material breach of such representation, warranty, covenant or agreement that the breaching party takes (or fails to take) (whether or not the intention of such party was to materially breach this Agreement) with knowledge that such action or omission would, or would reasonably be expected to, cause such material breach of such representation, warranty, covenant or agreement.

6.6         Amendments; Waivers. At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of Parent, the Company and the Holder or, in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Notwithstanding anything in this Section 6.6 to the contrary, to the extent that, after the date hereof, the Company or Parent agrees to waive any provision contained in any other Voting Agreement, such party shall be deemed to have granted, and Holder shall receive the benefit of, such waiver in respect of this Agreement without any requirement of further action by any party hereto.

6.7         Reliance. The Holder understands and acknowledges that Parent and the Company are entering into the Merger Agreement in reliance upon the Holder’s execution and delivery of this Agreement.

6.8         Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, whether or not the Mergers are consummated.

6.9         Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally or by email; provided, that, with respect to notice by email, no “bounce back” or similar message of nondelivery is received with respect thereto, (b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party hereto to receive such notice:

if to the Holder, to the Holder’s address set forth on Schedule A

and

if to Parent, to:

CECO Environmental Corp.

5080 Spectrum Drive, Suite 800E

Addison, Texas 75001

Attention: Alyson Richter, General Counsel and Corporate Secretary

E-mail: ogc@onececo.com

With a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
2001 Ross Avenue, Suite 2100
Dallas, Texas 75201
Attention: Jonathan Whalen; Jeffrey A. Chapman

E-mail: JWhalen@gibsondunn.com; JChapman@gibsondunn.com

if to the Company to:

Thermon Group Holdings, Inc.

7171 Southwest Parkway

Bld. 300, Suite 200

Austin, Texas 78735

Attention: General Counsel

E-mail: Ryan.Tarkington@thermon.com

With a copy (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

Attention: Scott Williams; Matthew Stoker

E-mail: swilliams@sidley.com; mstoker@sidley.com

6.10        Interpretation. When a reference is made in this Agreement to a Section or an Article such reference shall be to a Section or Article of this Agreement unless otherwise indicated. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any certificate or other document made or delivered pursuant to this Agreement but not otherwise defined therein shall have the meaning as defined in this Agreement. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. Any agreement or instrument defined or referred to herein or any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent, and references to all attachments thereto and instruments incorporated therein, in each case, to the extent permitted by this Agreement. Any statute or regulation referred to herein means such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, includes any rules and regulations promulgated under such statute), and references to any section of any statute or regulation include any successor to such section. References to any person include such person’s predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement. As used herein, (a) “business day” means any day other than a Saturday, a Sunday or a day on which banks in New York are authorized by Law or executive order to remain closed, (b) the term “person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors or assigns of such person, (c) “equity securities” means, with respect to a corporation or other entity, any shares of capital stock or other equity interests of such corporation or other entity, and any options, warrants, convertible notes, or other rights, agreements, or instruments that are directly or indirectly convertible into, or exercisable or exchangeable for, any such shares or other interests, (d) an “affiliate” means as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither Parent nor any of its Subsidiaries shall be deemed to be an affiliate of the Holder.

6.11        Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. This Agreement may be executed by electronic signature (including .pdf, DocuSign, or similar electronic signature technology), and any such electronic signature shall constitute an original for all purposes.

6.12        No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the parties hereto or a presumption that the parties hereto are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

6.13        No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

6.14        Entire Agreement. This Agreement (including the schedules hereto) constitutes the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings, among the parties hereto with respect to the subject matter hereof and thereof.

6.15        Governing Law; Venue; Waiver of Jury Trial.

(a)         This Agreement and any claims or causes of action arising out of or relating to this Agreement, the negotiation, execution or performance of this Agreement (whether in contract, in tort, under statute or otherwise) shall be governed by, and interpreted, construed and enforced in accordance with, the internal Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would result in the application of the Laws of any jurisdiction other than the State of Delaware.

(b)          Each of the parties hereto irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party hereto or its affiliates against any other party hereto or its affiliates shall be brought and determined in the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the parties hereto hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement. Each of the parties hereto agrees not to commence any action, suit or proceeding relating thereto except in the courts described herein in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties hereto further agrees that notice as provided herein shall constitute sufficient service of process and the parties hereto further waive any argument that such service is insufficient. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement, (I) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (II) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) or (III) that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c)          EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

6.16        Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence and except as set forth in Article II, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

6.17        Specific Performance. The parties hereto agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, prior to the termination of this Agreement pursuant to Section 6.5, each party hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery of the State of Delaware, in each case in accordance with this Section 6.17, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any federal court located in the State of Delaware or any other Delaware state court, this being in addition to any other remedy to which such party hereto is entitled at Law or in equity. Each of the parties hereto hereby further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post any bond or other security as a prerequisite to obtaining equitable relief.

6.18        Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement and all other conditions and provisions herein shall remain in full force and effect.

6.19        Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Effective Time.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

CECO ENVIRONMENTAL CORP.

By:
Name:
Title:

THERMON GROUP HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to the Voting Agreement]

[HOLDER]

By:
Name:

[Signature Page to the Voting Agreement]

Schedule A

Name of Holder	Address and Notice Information	Shares of Parent Common Stock Beneficially Owned

Schedule A